UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2006
NASTECH PHARMACEUTICAL COMPANY INC.
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)	0-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3830 Monte Villa Parkway Bothell, Washington (Address of principal executive offices)	98021 (Zip Code)
425-908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     Effective November 1, 2006, Nastech Pharmaceutical Company Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Paul H. Johnson, Ph.D., the Company’s Chief Scientific Officer, for the period beginning November 1, 2006 and ending October 6, 2007.
     Pursuant to the Employment Agreement, Dr. Johnson will be entitled to annual base compensation of $239,200, and will be eligible for increases in his base salary as may be determined by the board of directors of the Company (the “Board of Directors”) and the Company’s Chief Executive Officer. Effective for the Company’s fiscal year that began on January 1, 2006, and each calendar year thereafter (or portion thereof) during the term of the Employment Agreement, Dr. Johnson’s targeted incentive cash compensation is forty percent of his annual base compensation for the year, with the actual amount, which may be more or less than said targeted amount, to be determined by the Board of Directors and the Company’s Chief Executive Officer and subject to certain conditions.
     Under the Employment Agreement, in the event that, prior to October 6, 2007, the Company terminates Dr. Johnson’s employment without cause or if Dr. Johnson terminates his employment as the result of the failure of the Company to honor promptly any of its material obligations under the Employment Agreement or any other reason, then Dr. Johnson will be entitled to receive base salary, pay for accrued but unused paid time off, and reimbursement for expenses through the termination date, plus a lump sum equal to the amount of base salary payable under the Employment Agreement from the termination date through October 6, 2007.
     In the event that, prior to October 6, 2007, the Company terminates Dr. Johnson for cause or his employment is terminated due to his death, then Dr. Johnson or his estate, as applicable, is entitled to receive base salary, pay for accrued but unused paid time off, and reimbursement of expenses through the termination date.
     In the event that, prior to October 6, 2007, the Company terminates Dr. Johnson for cause or Dr. Johnson terminates his employment without good reason, Dr. Johnson would be restricted from competing with the Company, and from directly or indirectly soliciting or hiring the Company’s collaborative partners, consultants, employees, and other similar persons, from the termination date through October 6, 2007.
     The Employment Agreement also contains customary provisions regarding confidentiality and providing for the Company’s ownership of intellectual property created by Dr. Johnson in the course of his employment with the Company. A copy of the Employment Agreement is filed herewith as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.
     On November 1, 2006, the Company reported its financial results for its third quarter of fiscal year 2006 ended September 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
     The information contained herein and in the accompanying Exhibit 99.1 is being furnished pursuant to “Item 2.02 Results of Operations and Financial Condition.” The information contained herein and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)	On November 1, 2006, the Company announced that Paul H. Johnson, Ph.D., the Company’s Chief Scientific Officer, would retire from the Company at the expiration of the term of his Employment Agreement on October 6, 2007.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

10.1	Employment Agreement effective as of November 1, 2006 by and between Nastech Pharmaceutical Company Inc. and Paul H. Johnson, Ph.D.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated November 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nastech Pharmaceutical Company Inc. (Registrant)
By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	CFO

Dated:
November 1, 2006
Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement effective as of November 1, 2006 by and between Nastech Pharmaceutical Company Inc. and Paul H. Johnson, Ph.D.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated November 1, 2006.

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